Exhibit 99.2

EV Energy Partners Files Form 10-Q for Third Quarter 2006

A Earnings Call Nov. 15 at 10:30am ET; Frederick Dwyer Appointed Controller

HOUSTON, Nov 14, 2006 (BUSINESS WIRE) -- EV Energy Partners, L.P. (Nasdaq:EVEP) today announced the filing with the Securities and Exchange Commission ("SEC") of its Quarterly Report on Form 10-Q for the three and nine months ended Sept. 30, 2006, which is available on our website at http://www.evenergypartners.com.

For periods up through the closing of our initial public offering of common units, which includes the quarter ended Sept. 30, 2006, the financial statements and related footnotes are for the Combined Predecessor Entities as defined in the notes to our financial statements. The Combined Predecessor Entities includes assets that were not conveyed to or acquired by the partnership at the closing of our IPO. However, in Management's Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-Q on pages 18-20, we have included financial and performance information specifically for our Partnership Properties for the three and nine month periods ended Sept. 30, 2006, as compared to the comparable periods for the prior year.

Conference Call

EV Energy Partners has scheduled a conference call at 10:30am ET (9:30am CT) on Wednesday, Nov. 15, 2006. Anyone interested in participating can dial 303-262-2138 and ask for the EV Energy Partners call at least five minutes prior to the start time, or can access the call through the investor relations section of our web site at http://www.evenergypartners.com.

An archive of the call will be available on our Web site for approximately 15 days.

Appointment of Controller

EV Energy Partners, L.P. is pleased to announce that Frederick Dwyer, 46, has been appointed by the Board of Directors as Controller of EV Management LLC, the general partner of the general partner of EV Energy Partners, L.P. Mr. Dwyer joined EnerVest Management Partners, Ltd., in September 2006 as Vice President and Corporate Controller. Prior to that he was employed by KCS Energy, Inc., a Houston-based oil and gas exploration and production company, since 1986, where he held various management and supervisory positions including Vice President, Controller and Corporate Secretary. He began his career with Peat, Marwick, Mitchell & Company. Mr. Dwyer holds a Bachelor of Science degree from Manhattan College.

EV Energy Partners, L.P. is a master limited partnership engaged in acquiring, producing and developing oil and gas properties. For more information visit our web site at http://www.evenergypartners.com.

(code #: EVEP/G)

This press release may include "forward-looking statements" as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company's reports filed with the Securities and Exchange Commission.

SOURCE: EV Energy Partners, L.P.

EV Energy Partners, L.P., Houston
Michael E. Mercer, 713-651-1144